EXHIBIT 10.3



                   DISTRIBUTION AGREEMENT


          THIS AGREEMENT is made as of July 29, 1997, between Take Two Interactive Software, Inc., a Delaware corporation with offices at 575 Broadway, New York, New
York 10012 (collectively, "Distributor") and GameTek,
Inc., a Delaware Corporation with offices at 3 Harbor
Drive, Suite 110, Sausalito, California 94965 ("GameTek").

                   W I T N E S S E T H :

          WHEREAS, GameTek owns or controls the rights in and to the Game Titles (defined below), and desires to enter into this agreement providing for Distributor's distribution of Software Devices (defined below) embodying the Game Titles;

          WHEREAS, Distributor is engaged in the business of distributing, marketing, selling, advertising and otherwise exploiting Software Devices and desires to distribute the Software Devices embodying the Game Titles on the terms provided herein;

          NOW, THEREFORE,  the parties agree as follows:

1.  DEFINITIONS:

          Capitalized terms used herein, but not otherwise defined herein, shall have the meanings set forth below:

          1.1 "Basic Term" means the period commencing on the date on which such party hereto has executed and delivered to the other party hereto a copy of this Agreement, and ending on the third (3rd) anniversary of the release of the first Game Title authorized to be released hereunder but not later than four (4) years from the date hereof; provided, however, that the Basic Term shall terminate sooner as to any particular Game Title on the date on which GameTek's rights with respect to such Game Title terminate, if they terminate prior to such third anniversary date.

          1.2  "Bug" means a repeatable phenomenon of
unintended events or actions during the running of a Software Device under normal conditions that results in:

               (a) the software component of such Software
Device being unable to perform repeatedly and without interruption in the manner in which such Software Device is commonly intended to be used; or

               (b) the destruction or corruption of the data embodied in such Software Device.

          1.3 "Distributed Product" or "Distributed
Products" means Software Devices embodying a Game Title and playable on the Game Machine.

          1.4  "Documentation" means the technical
documentation for each Game.

          1.5 "Exploitation Period" with respect to any Game Title means the date commencing on the Effective Date and ending on the expiration of the Basic Term with respect to such Game Title.

          1.6 "Game Machine" means the Nintendo Gameboy portable console game system.

          1.7  "Game Title" or "Game Titles" means,
individually or collectively, as the context requires, the Gameboy software games developed by or on behalf of GameTek that are set forth on Schedule "A" .

          1.8 "Manual" means a document that describes in reasonable detail in the English language (and any other languages in which such documents exist) the operation and functions of the computer software and contains instructions for using the Distributed Products.

          1.9  "SKU" or "sku" means stock keeping unit.

          1.10 "Software Device" means any device on or by which computer software and its associated visual images, with or without sound, may be embodied or recorded for later operation, manipulation or communication to users and which are designed for use with the Game
Machine.

          1.11  "Territory" means such countries in the
European Economic Community as constituted on the date hereof in which GameTek has the right to market and sell
Distributed Products.

          1.12 "Third Party Royalties" means, with respect to any unit of any Game Title distributed hereunder, the aggregate of all royalties payable by GameTek to third parties in respect of the sale or other disposition of such unit.


2.  RIGHTS AND OBLIGATIONS OF Distributor:

          Subject to the terms and conditions hereof, GameTek hereby grants to Distributor, and Distributor hereby accepts and agrees to perform and discharge, the following rights and obligations, which shall be deemed exclusive within the Territory during the Basic Term:

          2.1  Distribution Rights and Obligations.

               (a) GameTek hereby engages Distributor, and Distributor hereby agrees to be engaged by GameTek, as GameTek's sole and exclusive seller and distributor of Distributed Products throughout the Territory during the Exploitation Period. During the Exploitation Period for each Game Title, Distributor shall distribute such Distributed Products through all usual and customary wholesale channels, and Distributor shall order and maintain inventories of appropriate quantities of Distributed Products with respect to each Game Title as shall be reasonably necessary to meet anticipated demand.

               (b) Distributor shall have the right to
use, publish and permit others to use and publish
GameTek's name, and, subject to any contractual restrictions of which GameTek advises Distributor prior to such use or publication, any names of or trademarks associated with, or embodied in, any Game Title or reproduction or simulation thereof, the script, speech, images, characters, characterizations, designs, graphics, art work and other characteristics associated with each Game Title, and the name of each Game Title (collectively, the "Marks"), in connection with the sale, advertising, distribution and exploitation thereof. Prior to commencing distribution of any Distributed Products in any country in the Territory, Distributor shall verify the existence of GameTek's rights to distribute such products in such country, the obligations and conditions to which such rights are subject, and the extent, if any, of Third
Party Royalties payable in respect of such distribution.
Distributor shall comply with the provisions of the agreements with such third parties to the extent
Distributor is apprised of such provisions by GameTek, insofar as they relate to Distributor's distribution of Distributed Products hereunder.

               (c) Distributor shall have the right,
solely for advertising, publicity and promotional purposes, to perform and display the Distributed Products publicly, and to permit the public performance thereof, but only in a manner consistent with ordinary custom and practice in the industry for the promotion of products similar to the Game Titles.

               (d) Distributor shall have the right to use all artwork, textual material and other materials furnished to Distributor by GameTek in connection with the Distributed Products, including advertising, packaging and wrapping materials (collectively, "Packaging and
Promotional Materials"), to the extent created by or on behalf of GameTek in connection with Distributed Products.

               (e) All rights in and to the Game Titles, Packaging and Promotional Materials and/or Marks not expressly granted to Distributor herein are reserved to GameTek.

          2.2  Intellectual Property Rights.

               (a) As between GameTek and Distributor,
GameTek retains all copyright, patent, trade secret, trade mark and trade name rights in and to the distributed products, including all packaging, designs, logos, slogans, advertising materials and promotional materials and in all other materials delivered by GameTek to Distributor (collectively, "GameTek Property"), and
Distributor will not have or acquire any right, title or interest therein or thereto under any circumstance whatsoever except for the specific rights granted herein.
Distributor shall not, during the Basic Term or at any time thereafter, take any action that materially adversely affects, GameTek's ownership of or rights in the GameTek
Property or the validity thereof, nor shall Distributor apply for any registration or file any document or take any action that would adversely affect GameTek's ownership of or rights in the GameTek Property or knowingly aid or abet anyone else in doing so, or use or authorize the use of any trademark, trade name or word, symbol or combination thereof or other designation identical with or confusingly similar to the trademarks and/or trade names that constitute part of the GameTek Property. Distributor will not alter, remove, obscure, erase or deface any proprietary rights notices contained on or incorporated in any SKU or the packaging of any SKU. If Distributor is called upon or required to produce any packaging, advertising and promotional materials for a Game Title, Distributor will include thereon such proprietary rights notices as may be designated and approved by GameTek.

               (b) Promptly upon request, Distributor will provide GameTek with a template for Distributor's logo and legend for inclusion on any packaging, advertising or promotional materials produced in connection with any Game
Title, which template shall be reasonably acceptable to GameTek. GameTek will include Distributor's logo and legend, as incorporated in any such approved template, on all such packaging materials with respect to Game Titles.

3.  MANUFACTURING; PRICING.

          3.1  GameTek represents that, prior to the
delivery of any Game Title hereunder, it shall have designed and have the sole rights to, or obtained from third parties all rights to the design of, the computer software and all documentation relating to such Game
Title, to the extent necessary for same to be manufactured into Distributed Products and distributed by Distributor pursuant to this Agreement, and operated and perceived through the Game Machines and otherwise used by end-users.

          3.2 Distributor shall notify GameTek from time to time reasonably in advance of any required delivery date of the number of units that Distributor wishes
GameTek to have manufactured in order to enable
Distributor to fulfill its distribution requirements for each Game Title. Each such notification shall be accompanied by (i) a wire transfer of funds sufficient, either to an account designated by GameTek or directly to Nintendo of Japan, Inc. ("Nintendo"), to enable GameTek to pay for the manufacture and shipment into the destination country of the Distributed Products so ordered and to insure such Distributed Products through delivery to Distributor, or, if requested by GameTek, (ii) the provision of an irrevocable documentary letter of credit in favor of GameTek in form satisfactory to GameTek, for the full amount of the manufacturing and shipping cost of the goods ordered as well as the cost of insuring such goods in transit. The aggregate of such manufacturing, shipping and insurance costs is referred to herein as "GameTek's Cost". Promptly after its receipt of such order and funds or letter of credit, GameTek shall arrange with Nintendo for the manufacture and shipment of such Distributed Products, including the posting of requisite letters of credit in favor of the manufacturer, and for the appropriate insurance thereon. The balance, if any, of GameTek's Cost, shall be payable by Distributor to GameTek ten (10) days after receipt of such unit by the Distributor. GameTek will cooperate, at Distributor's cost and expense, with Distributor's efforts to establish an agreement with Nintendo for Distributor's direct payment to Nintendo of GameTek's Cost. If such an agreement is reached it may include provision for direct shipment by Nintendo of Distributed Products to Distributor provided that Nintendo simultaneously furnishes GameTek with a duplicate of all invoices, packing and shipping documentation relating to such shipment.

          3.4. The purchase price payable to GameTek by Distributor for each unit of Distributed Product shall be GameTek's Cost plus (i) the amount of any applicable Third
Party Royalty and (ii) $0.15 (such Third Party Royalty and
$0.15 per unit being referred to as the "GameTek Share").
GameTek's Share shall be payable by Distributor to GameTek ten (10) days after receipt of such unit by the Distributor. Transportation from GameTek's warehouse in the destination country to Distributor or its customers shall be arranged and paid for by Distributor. GameTek will cooperate, at Distributor's cost and expense, with Distributor's efforts to establish agreement with payees of Third Party Royalties for Distributor's direct payment of such royalties to such payees

          3.5 Distributor shall be responsible, at its sole cost and expense, for the marketing, promotion and advertising of each Game Title, including co-operative advertising credits, shelf or "slot" fees and any similar discounts, credits or payments, provided that the amount to be spent thereon and the manner in which such expenditures shall be made shall be determined exclusively by Distributor in the exercise of its reasonable business judgment.

          3.6   To the extent that Distributor has paid
the GameTek Share in respect of any game that is subsequently physically returned by the customer to Distributor, Distributor shall have the right to recoup the amount of the GameTek Share previously paid by it to GameTek in respect of such unit from the GameTek Share payable in respect of any units sold after such return.
Except to the extent specified herein, the GameTek Share paid in respect of any unit sold hereunder shall be non-refundable.


4. PACKAGING, TESTING, ETC.

          4.1 GameTek will place the machine, medium and other operating requirements (such as minimum memory capacity) on the front outside of each Distributed
Product, and will shrink-wrap all Distributed Product and will incorporate into the design of the packaging all relevant bar code information.

          4.2.  GameTek shall use its reasonable best
efforts to ensure that each Distributed Product shall be free of Bugs. Each party shall immediately notify the other party in writing if it discovers any Bugs or other defects in any Distributed Products.

          4.3. All packaging for the Distributed Products shall contain credit to Distributor as distributor, GameTek as publisher and to appropriate third parties.
The forms of such credits with respect to Distributor and GameTek shall be substantially in the forms of such credits as appear on units of such products as previously distributed by or for GameTek or as GameTek may otherwise advise Distributor prior to Distributor's order for such product. The credits related to such third parties shall be in such form, substance and scope as to comply with GameTek's contractual obligations relating thereto.

          4.4  All title and other ownership rights to
each Distributed Product incorporating a Game Title shall vest in Distributor at such time as Distributor shall have paid to GameTek the full purchase price thereof.
Distributor shall bear the risk of loss of any such Distributed Product from and after the moment at which such Distributed Product is shipped from the manufacturer's facility.

          4.5 Distributor shall use its reasonable best efforts, consistent with standard industry custom and practice, to sell and to distribute the Distributed
Products throughout the Territory during the Basic Term, subject to the terms to this Agreement.

5.  TERMINATION OF RIGHTS; PAYMENTS.

          5.1  All payments owing to GameTek hereunder
shall be made by wire transfer of immediately available funds to an account specified by GameTek in a notice given to Distributor at least two (2) business days prior to the due date of such payment. Unless and to the extent expressly provided otherwise in this Agreement, each party hereto shall bear all costs and expenses incurred in connection with the performance of its obligations hereunder, without any right of contribution from the other party hereto.


6.  ACCOUNTINGS:  RIGHT OF INSPECTION; LATE PAYMENT.
          6.1 Distributor shall provide GameTek with an accounting of all sales of Distributed Product and all returns credited under Section 3.6 at least quarterly during the Basic Term and following the end of any sell-off period.

          6.2 Distributor shall maintain, throughout the term of this Agreement and for three years thereafter, at its principal executive offices complete and accurate books of account concerning sales of the Distributed
Products hereunder. Upon two business days' prior written notice, GameTek, or its agents on its behalf, may examine
Distributor's books and records relating to the sale of the Distributed Products in order to verify the accuracy thereof, during Distributor's normal business hours;
provided that GameTek may not conduct more than one such audit in any six month period.

          6.3 If Distributor fails or refuses to pay any amount owing to GameTek hereunder when due, then
Distributor shall reimburse GameTek for any collection expenses it may incur and the amount not timely paid, including any such collection expenses, shall bear interest at a rate per annum equal to 3% over the prime rate announced from time to time by Citibank, N.A., accruing from the first date on which such monies were due and owing.

7.  REPRESENTATIONS AND WARRANTIES:

          7.1 Distributor hereby warrants and represents that:

               (i)  This Agreement has been duly
authorized, executed and delivered by Distributor;
Distributor has the full power and authority to enter into this Agreement and to perform its obligations hereunder and is free to enter into this Agreement; this Agreement constitutes the valid and binding obligation of Distributor, enforceable in accordance with its terms; and the making of this Agreement by Distributor does not violate any agreement, right or obligation existing between Distributor on the one hand, and any other person, firm or corporation, on the other hand;

               (ii)  No consents of any third parties are
required for Distributor to enter into this Agreement; and

               (iii)  Distributor shall devote
substantially the same degree of diligence, effort, resources and care to the performance of its obligations hereunder as it devotes to the distribution of its proprietary products or to the performance of its current contractual obligations to third parties with respect to similar products.

          7.2  GameTek hereby represents and warrants
that:

               (i)  This Agreement has been duly
authorized, executed and delivered by GameTek; GameTek has the full power and authority to enter into this Agreement and to perform its obligations hereunder and is free to enter into this Agreement; this Agreement constitutes the valid and binding obligation of GameTek, enforceable in accordance with its terms; the making of this Agreement by GameTek does not violate any agreement, right or obligation existing between GameTek on the one hand, and any other person, firm or corporation, on the other hand, nor is any third party consent required for GameTek to enter into this Agreement; and GameTek has not heretofore granted such rights to the Game Titles to any other person, party or company for use in connection with the Distributed Products;

               (ii)  Neither the computer software, nor
the documentation incorporated in any Game Title, nor the Game Title itself distributed by Distributor hereunder, or any part of any character, object, sound or music embodied therein infringes or shall infringe upon any common law or statutory rights of any third party including, without limitation, contractual rights, patents, copyrights, trade secrets, rights of privacy, or other intellectual property rights. The Distributed Products will be free of material defects in materials and workmanship.

          7.3  Distributor shall make no warranties or
representations of any kind with respect to the Distributed Products to any purchaser end-user thereof, whether express or implied. To the extent permitted by applicable law, GameTek's warranty set forth in the last sentence of Section 7.2(iii) above, is the only warranty, express or implied, that GameTek will make to any third party with respect to the Distributed Products (such warranty to be limited to ninety (90) days from the date of purchase) and all other implied warranties including but not limited to the implied warranties of merchantability and fitness for a particular purpose are hereby disclaimed. Any product recalls shall be GameTek's sole responsibility.

8.  INDEMNIFICATION; INSURANCE.

          8.1 Distributor shall indemnify GameTek, its subsidiaries, parents and affiliates and their respective officers, directors, employees and agents (the "GameTek
Parties") and undertakes to defend the GameTek Parties, and hold the GameTek Parties harmless from any actions, claims, suits, proceedings, loss, liability, cost, expense
(including reasonable attorney's fees) or damage suffered by any of them arising out of or connected in any way with any acts, omissions by Distributor or its agents in the performance of its duties hereunder or any breach by Distributor of its representations, warranties or agreements herein made, including without limitation the reasonable costs of any direct claim by GameTek against Distributor by reason of the foregoing. GameTek shall not settle any such third party claim or proceeding without Distributor's prior written consent, which shall not be unreasonably withheld or delayed. Distributor shall have the right, at its expense, to participate in the defense thereof with counsel of its choice, provided further that GameTek shall have the right at all times, in its sole discretion, to retain or resume control of the conduct thereof. Distributor shall provide GameTek with any assistance that GameTek reasonably requests in connection therewith.

          8.2 GameTek shall indemnify Distributor, its subsidiaries, parents and affiliates and their respective officers, directors, employees and agents (the
"Distributor Parties") and undertakes to defend the Distributor Parties and hold the Distributor Parties harmless from any actions, claims, suits, proceedings, loss, liability, cost, expense (including reasonable attorney's fees) or damage suffered by any of them arising out of or connected in any way with any acts, omissions by GameTek or its agents in the performance of its duties hereunder or breach by GameTek of its representations, warranties and agreements herein made, including without limitation the reasonable costs of any direct claim by Distributor against GameTek by reason of the foregoing.
Distributor shall promptly notify GameTek of any such third party claim or proceeding and shall not settle any such claim without GameTek's prior written consent, which shall not be unreasonably withheld or delayed. GameTek shall have the right, at GameTek's expense, to participate in the defense thereof with counsel of GameTek's choice, provided that Distributor shall have the right at all times, in Distributor's sole discretion, to retain or resume control of the conduct thereof. GameTek shall provide Distributor with any assistance that Distributor reasonably requests in connection therewith.

          8.3 (a) Distributor shall obtain and maintain at its own expense, product liability and errors and omissions insurance from a recognized and qualified insurance company naming GameTek as insured in the amount of at least $1 million per occurrence and $3 million in the aggregate against any claims, suits, loss or damage arising out of any personal injury or property damage arising out of the Distributed Products. Such policy shall not be subject to cancellation or material amendment except after thirty (30) days prior written notice to GameTek. GameTek will be named as an additional insured on such policy. As proof of such insurance, a fully paid certificate of insurance will be submitted to GameTek by Distributor on or before the execution of this Agreement.

               (b)  GameTek shall obtain and maintain at
its own expense, product liability and errors and omissions insurance from a recognized and qualified insurance company naming Distributor as insured in the amount of at least $1 million per occurrence and $3 million in the aggregate against any claims, suits, loss or damage arising out of any personal injury or property damage. Such policy shall not be subject to cancellation or material amendment except after thirty (30) days prior written notice to Distributor. Distributor will be named as an additional insured on such policy. As proof of such insurance, a fully paid certificate of insurance will be submitted to Distributor by GameTek on or before the execution of this Agreement.


9.  EXPIRATION OR TERMINATION OF AGREEMENT:

          9.1  In the event that GameTek materially
breaches this Agreement with respect to a Game Title hereunder and such breach is not cured within thirty (30) days after receipt of notice from Distributor of such breach, then, without in any way limiting any of Distributor's other rights and remedies in such event, and notwithstanding any provision to the contrary contained herein, Distributor shall have the right at its sole election to terminate this Agreement with respect to the affected Game Title to which GameTek's material breach relates, upon written notice to GameTek.

          9.2 In the event Distributor fails to render any accounting or pay any monies owing to GameTek hereunder within ten (10) days of the date on which due
(subject to reasonable events of force majeure), or if Distributor otherwise materially breaches this Agreement with respect to a Game Title hereunder and such breach is not cured within sixty (60) days after receipt of notice from GameTek of such breach, then without in any way limiting any of GameTek's other rights and remedies in such event, and notwithstanding any provision to the contrary contained herein, GameTek shall have the right at its sole election to terminate this Agreement.

          9.3 If either party to this Agreement files a petition in bankruptcy or is adjudged a bankrupt, or if a petition in bankruptcy is filed against such party and is not dismissed with prejudice within ninety (90) days (the
"bankrupt or insolvent party"), the other party shall have the right to terminate this Agreement, upon written notice to the bankrupt or insolvent party.

          9.4 Upon any expiration or termination of this Agreement, all rights granted to Distributor herein shall immediately revert to GameTek, with the consequences described below. If the expiration or termination relates to less than all Game Titles covered hereby, then the provisions of this Section 10.4 shall relate only to such affected Game Titles:

               (i)  Distributor shall continue to satisfy
all of its payment obligations then or at any time thereafter becoming due and payable;

               (ii)  GameTek shall thereafter be free to
distribute or authorize others to distribute the affected
Game Titles;

               (iii)  Distributor shall not thereafter
advertise, distribute or sell Distributed Products incorporating the affected Game Titles, and will cease all display, advertising and use of related GameTek Property, except that Distributor may, if the termination of this Agreement was not by GameTek as a result of a breach or default by Distributor, sell off existing inventories of such Distributed Products in the Territory on a non-exclusive basis for a period of six (6) months, subject to all the other terms and conditions hereof. If this Agreement is terminated by GameTek by reason of a breach or default by Distributor, the Distributor shall, at GameTek's option, list all such inventory and provide
GameTek with evidence thereof satisfactory to GameTek, or ship such inventory (payment to be made by GameTek C.O.D.
on receipt of such shipment) at Distributor's expense to a location specified by GameTek. Distributor shall deliver to GameTek a complete and accurate statement indicating the number, description and whereabouts of all units of such Distributed Products in Distributor's inventory as of the date of such expiration of the applicable Exploitation
Period; and

               (iv) After the expiration of the above
referenced sell-off period, Distributor shall return to GameTek all materials furnished to Distributor by GameTek hereunder with respect to the affected Game Titles or, at GameTek's election, give evidence satisfactory to GameTek of their destruction.

          9.5  Notwithstanding any contrary provision
contained herein but subject to Distributor's exclusive rights with respect to Distributed Products in the Territory during the Basic Term, each of the parties acknowledges and agrees that during the term of this Agreement and thereafter each party shall be free to market, sell, distribute, license or sublicense or otherwise deal in or exploit any software titles, whether for use on personal computers or game console systems, including titles that may be competitive with the Game
Titles, without any liability or obligation to the other party by reason thereof.


10. NOTICES:

          All notices, statements and/or payments to be given to the parties hereunder shall be addressed to the parties at the addresses set forth on the first page hereof or at such other address as the parties shall designate in writing from time to time. All notices shall be in writing and shall either be served by personal delivery (to an officer of each company), mail, or facsimile (if confirmed by mail or personal delivery of the hard copy), all charges prepaid. Except as otherwise provided herein, such notices shall be deemed given when personally delivered, all charges prepaid, or on the date five (5) days following the date of mailing, except that notices of change of address shall be effective only after the actual receipt thereof. Copies of all notices to Distributor should be sent to Distributor, Attention:
Office of the President, with a copy to Tenzer Greenblatt, LLP, 405 Lexington Avenue, New York, New York 10174-0208,
Attention: Barry S. Rutcofsky, Esq. Copies of all notices to GameTek should be sent to GameTek, Attention:
Office of the President, and to Ackerman, Levine & Cullen,
LLP, 175 Great Neck Road, Great Neck, New York 11021,
Attention: Leslie J. Levine, Esq.


11.  MISCELLANEOUS:

          11.1 Distributor shall have the right, at its election, to assign any of its rights or obligations hereunder, in whole or in part, to any subsidiary, affiliated, or related company, or to any person, firm or corporation owning or acquiring all or substantially all of Distributor's stock or assets, provided that any such assignment by Distributor shall not relieve Distributor of its obligations hereunder, and provided further, that the assignee shall acknowledge to GameTek in writing that such assignment is subject to, and the assignee agrees to be bound by, the terms and conditions of this Agreement.

          11.2 The entire understanding between the parties hereto relating to the subject matter hereof is contained herein. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express or implied, between the parties other than as expressly set forth in this Agreement. This
Agreement cannot be changed, modified, amended or terminated except by an instrument in writing executed by both Distributor and GameTek. The Schedules annexed hereto constitute a part of this agreement. The headings and captions used herein are inserted for convenience of reference only and shall not affect the construction or interpretation of this Agreement. This Agreement shall not be deemed effective, final or binding upon Distributor or GameTek until signed by each of them. Only the final, executed Agreement is admissible as the written agreement between the parties and prior drafts, if any, incorporating revisions or original language may not be used, and shall not be admissible as evidence for any purpose in any litigation that may arise between the parties. This Agreement shall be deemed to have been drafted by all the parties hereto, since all parties were assisted by their counsel in reviewing and agreeing thereto, and no ambiguity shall be resolved against any party by virtue of its participation in the drafting of this Agreement.

          11.3 No waiver, modification or cancellation of any term or condition of this Agreement shall be effective unless executed in writing by the party charged therewith.
No written waiver shall excuse the performance of any act other than those specifically referred to therein and shall not be deemed or construed to be a waiver of such terms or conditions for the future or any subsequent breach thereof. Except as otherwise provided in this Agreement, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy.

          11.4 This Agreement does not constitute and shall not be construed as constituting a partnership, joint venture, sublicense or agency relationship between Distributor and GameTek. Neither Distributor nor GameTek shall have any right to obligate or bind the other in any manner whatsoever, and nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

          11.5 Any claim, dispute or disagreement between the parties arising out of or relating to this Agreement or the transactions or relationships contemplated hereby shall be resolved by arbitration under the Commercial
Arbitration Rules of the American Arbitration Association, as in effect from time to time before a single arbitrator in New York County, New York. The decision of the arbitrator shall be in writing, shall include an award of reasonable attorneys' fees to the prevailing party, and either party may enter judgment thereon in any court of competent jurisdiction. Notwithstanding the foregoing, in the event of any breach or threatened breach by either party of the provisions of this Agreement, the aggrieved party may seek and obtain a temporary restraining order, preliminary injunction or other equitable relief restraining such breach or threatened breach from any court of competent jurisdiction.

          11.6 This Agreement shall be governed by the laws of the State of New York applicable to contracts made to be wholly performed in the State of New York
(without regard to choice of law). Subject to the provisions of Section 11.5 hereof, any action, suit or proceeding may be brought in any of the courts of the State of New York , in New York County, or any of the federal courts within the Southern District of New York.
Each of the parties hereto irrevocably submits to the personal jurisdiction of such courts in connection with any such action, suit or proceeding. In any action, suit or proceeding arising out of or relating to this Agreement or the transactions or relationships contemplated hereby
(including any arbitration proceeding) the prevailing party will be entitled to recover court costs and reasonable fees of attorneys, accountants and expert witnesses incurred by such a party in connection with such action. Any process in any action or proceeding commenced in such courts may, among other methods, be served upon GameTek or Distributor, as applicable, by delivering or mailing the same, via registered or certified mail, return receipt requested, addressed to GameTek or Distributor, as applicable, at the addresses set forth in the first page hereof or such other address as the parties, as applicable, may designate pursuant to Section 10 hereof.
Any such service by delivery or mail shall be deemed to have the same force and effect as personal service within the State of New York.

          11.7 Except as may otherwise be provided herein, neither party shall be deemed to be in breach of any of its obligations hereunder unless and until it shall have been given specific written notice by certified or registered mail, return receipt requested, of the nature of such breach and it shall have failed to cure such breach within thirty (30) days (five days in the case of a payment default) after receipt of such written notice.

          11.8 If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable under the applicable laws or regulations of any jurisdiction, such provision will be deemed amended to conform to such laws or regulations if such amendment can be effected without materially altering the intention of the parties; otherwise it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

          11.9 Wherever the approval or consent of a party is required hereunder, such approval or consent shall be in writing and shall not be unreasonably withheld or delayed.


12.  CONFIDENTIAL INFORMATION; NON-SOLICITATION

          12.1 Each party hereto shall keep in confidence and not disclose to any third party, without the written permission of the other party, the proprietary information of such other party disclosed under or pursuant to this Agreement. This requirement of confidentiality shall not apply to information that is (a) in the public domain through no wrongful act of the receiving party; (b) rightfully received by the receiving party from a third party who is not bound by a restriction of nondisclosure;
(c) already in the receiving party's possession without restriction as to disclosure; or (d) required to be disclosed by applicable rules and regulations of government agencies or judicial bodies. This obligation of confidentiality shall survive termination of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have signed this agreement as of the day and year first above written.

                              TAKE TWO INTERACTIVE
                              SOFTWARE, INC.

                             By:  /s/ Ryan A. Brant
                                --------------------------

                              Its: Chief Executive Officer
                                  --------------------------

                              Date:   July 29, 1997
                                   -------------------------

GAMETEK, INC.

By: /s/ Robert L. Underwood
   -------------------------

Its:    Authorized Signer
    ------------------------

Date:    July 29, 1997
     -----------------------






[Signature page to GameTek/Take Two Gameboy Distribution
Agreement]



                        SCHEDULE "A"

                             TO

               GAMEBOY DISTRIBUTION AGREEMENT



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